Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,846,459)
Unrealized Gain (Loss) on Market Value of Futures	217,920
Dividend Income	164
Interest Income	1,329
ETF Transaction Fees	1,050
Total Income (Loss)	$(1,625,996)

Expenses
General Partner Management Fees	$32,225
Professional Fees	14,012
Brokerage Commissions	1,943
Non-interested Directors' Fees and Expenses	565
Prepaid Insurance Expense	325
Total Expenses	49,070
Expense Waiver	(15,290)
Net Expenses	$33,780
Net Income (Loss)	$(1,659,776)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/14	$51,331,967
Additions (50,000 Shares)	2,036,610
Withdrawals (50,000 Shares)	(2,059,483)
Net Income (Loss)	(1,659,776)

Net Asset Value End of Month	$49,649,318
Net Asset Value Per Share (1,200,000 Shares)	$41.37

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612